Exhibit 99.1

Company Contact:
Ornella Napolitano, VP and Treasurer
FiberTower Corporation
415.659.3580
onapolitano@fibertower.com

Investor Contact:
Cathy Mattison / Kirsten Chapman
Lippert/Heilshorn & Associates, Inc.
415.433.3777
cmattison@lhai.com

FIBERTOWER REPORTS 2010 THIRD QUARTER RESULTS

- Achieves Positive Adjusted EBITDA for the Quarter -

San Francisco, CA, November 4, 2010 — FiberTower Corporation (NASDAQ: FTWR), a wireless backhaul services provider, reported results for the third quarter and nine months ended September 30, 2010.

Highlights for the Quarter

•                  Service revenues net of early termination liability (ETL) grew 19% to $19.3 million in the 2010 third quarter from $16.2 million in the 2009 third quarter.

•                  Average monthly revenue per deployed site net of ETL increased 17% to $2,029 in the 2010 third quarter from $1,733 in the 2009 third quarter.

•                  Adjusted EBITDA net of ETL was $692,000 and improved $3.6 million from a loss of $2.9 million in the 2009 third quarter.

•                  Deployed sites grew to 3,170 in the third quarter of 2010 from 3,118 in the third quarter of 2009.

•                  Cash and cash equivalents balance was $31.2 million at September 30, 2010.

Kurt Van Wagenen, FiberTower’s president and chief executive officer, stated, “We achieved a major financial milestone in the third quarter by reporting positive Adjusted EBITDA for the first time in the company’s history.  In addition, we delivered strong year-over-year top-line revenue growth, which accelerated for the third consecutive quarter and was substantially accomplished at our existing sites.  Our continuing sales success increases our confidence in the goals we set for this year and for continuing growth in 2011.”

2010 Third Quarter Consolidated Results

Service revenues for the three months ended September 30, 2010 increased by $3.2 million, or 20%, to $19.4 million, compared to $16.2 million for the third quarter of 2009.  During the third quarter of 2010, FiberTower recorded $143,000 of non-recurring revenue associated with early termination of certain circuits, compared to no ETL in the year ago quarter.  Revenue net of ETL was $19.3 million, increasing 19% compared to the third quarter of 2009. The increase in revenue was primarily driven by selling additional capacity and Ethernet services to customers at existing sites.

Operating expenses were $27.6 million in the third quarter, compared to $28.0 million in the third quarter of 2009 and reflect increases in sales and marketing resources to drive growth, which were more than offset by lower general and administrative expense.

Interest expense decreased $6.7 million year-over-year from $10.1 million to $3.4 million.  Net loss for the third quarter of 2010 was $11.8 million, compared to net loss of $21.8 million in the third quarter of 2009.

Third quarter 2010 Adjusted EBITDA net of ETL was $692,000, improving $3.6 million, compared to a loss of $2.9 million in the third quarter of 2009 and improving $1.6 million over the second quarter of 2010.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation, gain on early extinguishment of debt, debt exchange expenses and other income (expense).  The reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure, to net income (loss) is provided at the end of this release.

Consolidated Results for the Nine Months Ended September 30, 2010

Service revenues for the nine months ended September 30, 2010 rose 20% to $55.7 million, compared to $46.5 million for the year ago period.  During the first nine months of 2010, FiberTower recorded $1.0 million of non-recurring revenue associated with ETL of certain circuits, compared to no ETL recorded in 2009.  Revenue net of ETL for the first nine months of 2010 was $54.6 million, improving 17% over the same year ago period.  For the nine months ended September 30, 2010, Adjusted EBITDA loss net of ETL, improved $9.0 million to $2.1 million, compared to $11.1 million for the year ago period. Net loss for the first nine months of 2010 was $36.6 million, compared to net income of $25.7 million for the same period of 2009, which included the recognition of a gain of $98.2 million on the early extinguishment of debt.

Liquidity and Capital Resources

During the third quarter of 2010, cash consumption was $11.0 million, compared to $4.7 million in the third quarter of 2009.  For the nine months ended September 30, 2010, net cash used for operations was $1.2 million as compared to $10.3 million for the year ago period.  Outstanding debt, including accretion, at September 30, 2010 was $161.4 million comprised of $128.6 million in 9.0% Senior Secured Notes due 2016 and $32.8 million in 9.0% Convertible Senior Secured Notes due 2012.

Capital expenditures for the third quarter of 2010 totaled $10.9 million, compared to $2.3 million in the third quarter of 2009.  Consolidated cash and cash equivalents at September 30, 2010 were $31.2 million, compared to $42.2 million at June 30, 2010.

Thomas Scott, chief financial officer of FiberTower, said “Our 2010 sales success has opened up multiple investment opportunities for the company.  We are investing capital to expand capacity on our current network and to deploy new sites that meet our internal hurdle rates. We believe these investments will provide a solid platform to grow revenue and improve Adjusted EBITDA performance.”

Conference Call Details

FiberTower has scheduled a conference call for Friday, November 5th at 11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time to discuss the third quarter 2010 financial results.  To participate on the live call, please dial 1-877-941-8609 at least 10 minutes before the start of the conference. International participants may dial 1-480-629-9818.  The conference ID number is 4371689.

Management will review a slide presentation concurrently via webcast summarizing results for the 2010 third quarter.  Investors may access the webcast and presentation from the “Investor Relations” section of the company’s website at http://www.fibertower.com/corp/investors-presentations-and-events.shtml

A telephone replay will be available until midnight PT on November 10th by dialing 1-800-406-7325 or 1-303-590-3030, and entering pass code #4371689.  A webcast replay will also be available at the web address above for 90 days.

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market. With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class fiber and microwave networks in 13 major markets and master service agreements with nine U.S. wireless carriers, FiberTower is considered to be a leading alternative carrier for wireless backhaul. FiberTower also provides backhaul and access service to government and enterprise markets. For more information, please visit our website at www.fibertower.com.

Forward-Looking Statements

This news release includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, or SEC, in its rules, regulations and releases.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include statements regarding, among other things, our future financial performance and results of operations including guidance for expected ranges of 2010 revenue, Adjusted EBITDA and capital expenditures, our financial and business prospects, the deployment of our services, capital requirements, financing prospects, planned capital expenditures, expected cost per site, anticipated customer growth, expansion plans, and anticipated cash balances.

There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements.  These include, among other things, negative cash flows and operating and net losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, competition from alternative backhaul service providers and technologies, along with those risk factors described in the company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Service revenues	$19,443	$16,213	$55,654	$46,511
Operating expenses:
Cost of service revenues (excluding depreciation and amortization)	15,022	14,672	44,224	42,971
Sales and marketing	1,035	610	3,184	2,058
General and administrative	4,130	5,728	13,837	17,088
Depreciation and amortization	7,436	7,013	20,845	21,040
Total operating expenses	27,623	28,023	82,090	83,157
Loss from operations	(8,180)	(11,810)	(26,436)	(36,646)
Other income (expense):
Interest income	21	32	75	259
Interest expense	(3,400)	(10,060)	(10,248)	(37,455)
Gain on early extinguishment of debt, net	—	—	—	98,248
Miscellaneous income (expense), net	16	(5)	207	167
Total other income (expense), net	(3,363)	(10,033)	(9,966)	61,219
Income (loss) before income taxes	(11,543)	(21,843)	(36,402)	24,573
Income tax (provision) benefit	(223)	—	(223)	1,087
Net income (loss)	$(11,766)	$(21,843)	$(36,625)	$25,660

Net income (loss) per share attributable to common stockholders:
Basic	$(0.25)	$(1.44)	$(0.78)	$1.70
Diluted	$(0.25)	$(1.44)	$(0.78)	$1.68

Shares used in computing net income (loss) per share:
Basic	45,708	14,731	45,654	14,709
Diluted	45,708	14,731	45,654	14,812

FIBERTOWER CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except par value)

	September 30, 2010	December 31, 2009
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$31,150	$50,669
Restricted cash and investments, current portion	4,057	3,898
Accounts receivable, net of allowances of $43 and $50 at September 30, 2010 and December 31, 2009, respectively	7,701	6,824
Prepaid expenses and other current assets	2,418	2,119
Total current assets	45,326	63,510
Restricted cash and investments, net of current portion	5,920	7,702
Property and equipment, net	219,591	221,417
FCC licenses	287,495	287,495
Intangible and other long-term assets, net	4,598	4,302
Total assets	$562,930	$584,426

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$5,011	$3,209
Accrued compensation and related benefits	2,074	1,769
Accrued interest payable	2,034	465
Other accrued liabilities	2,299	1,138
Current portion of accrued restructuring costs	1,230	1,215
Current portion of obligation under capital lease	232	253
Total current liabilities	12,880	8,049
Other liabilities	796	809
Deferred rent	7,583	7,206
Asset retirement obligations	5,025	4,550
Accrued restructuring costs, net of current portion	803	1,560
Obligation under capital lease, net of current portion	3,631	3,471
Long-term debt	161,439	154,528
Deferred tax liability	71,904	71,904
Total liabilities	264,061	252,077
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 400,000 shares authorized, 49,984 and 45,701 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	50	46
Additional paid-in capital	961,958	958,817
Accumulated deficit	(663,139)	(626,514)
Total stockholders’ equity	298,869	332,349
Total liabilities and stockholders’ equity	$562,930	$584,426

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2010	2009
Operating activities
Net income (loss)	$(36,625)	$25,660
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization	20,845	21,040
Impairment of long-lived assets and other charges	1,154	407
Increase in deferred rent	377	1,007
Accretion of asset retirement obligations	475	375
Accretion of accrued restructuring charges	187	291
Accretion of obligation under capital lease	139	—
Gain on early extinguishment of debt, net	—	(98,248)
Non-cash payment-in-kind of interest	1,485	18,213
Increase in carrying value of Notes due 2016	4,256	—
Accretion of Notes due 2012	1,170	12,472
Amortization of debt issuance costs	108	1,018
Stock-based compensation	3,134	3,554
Income tax provision (benefit)	223	(1,087)
Net changes in operating assets and liabilities:
Accounts receivable, net	(877)	(703)
Prepaid expenses and other current assets	(299)	84
Other long-term assets	(628)	(113)
Accounts payable	1,802	(890)
Accrued compensation and related benefits	305	79
Accrued interest payable	1,569	6,859
Other accrued liabilities	(4)	(287)
Net cash used for operating activities	(1,204)	(10,269)
Investing activities
Decrease in restricted cash and investments	1,623	—
Purchase of property and equipment	(19,949)	(6,951)
Cash used for investing activities	(18,326)	(6,951)
Financing activities
Cash paid for repurchases of Notes due 2012	—	(52,180)
Proceeds from exercise of stock options	11	—
Cash provided by (used for) financing activities	11	(52,180)
Net decrease in cash and cash equivalents	(19,519)	(69,400)
Cash and cash equivalents at beginning of period	50,669	154,357

Cash and cash equivalents at end of period	$31,150	$84,957

Supplemental Disclosures
Cash paid for interest on Notes due 2016	$1,788	$—
Cash paid for interest on Notes due 2012 repurchased	$—	$1,970

Reconciliation of Non-GAAP Financial Measures:

This news release includes the use of Adjusted EBITDA, which is a non-GAAP financial measure management uses to monitor the financial performance of the company’s operations.  This measurement, together with GAAP measures such as revenue and loss from operations, assists management in its decision-making processes relating to the operation of the company’s business.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation, gain on early extinguishment of debt, debt exchange expenses and other income (expense).  Adjusted EBITDA is not a substitute for operating income, net income (loss), or cash flow used in operating activities as determined in accordance with GAAP, as a measure of performance or liquidity.  In addition, the company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  This non-GAAP financial measure should be viewed in addition to, and not as an alternative for, the company’s reported financial results as determined in accordance with GAAP.

During the first, second and third quarters of 2010, the company recorded $587,000, $275,000 and $143,000 respectively, in revenue associated with an early termination liability (ETL) of certain circuits. As this is not recurring revenue, the company has adjusted revenue and Adjusted EBITDA to exclude the ETL. The following table shows the calculation of the company’s total Adjusted EBITDA reconciled to net income (loss) and the reconciliation of revenue and Adjusted EBITDA excluding the ETL.

FIBERTOWER CORPORATION

Reconciliation of GAAP to Adjusted EBITDA

(In thousands)

	Three months ended
	9/30/10	6/30/10	9/30/09
Net income (loss)	$(11,766)	$(13,051)	$(21,843)
Adjustments:
Depreciation and amortization	7,436	7,038	7,013
Stock-based compensation	1,352	879	1,280
Exchange Offer and redemption of debt expenses	—	—	254
Interest income	(21)	(29)	(32)
Interest expense	3,400	3,486	10,060
Gain on early extinguishment of debt, net	—	—	—
Impairment of long-lived assets and other charges and credits	211	996	337
Income tax provision	223	—	—
Adjusted EBITDA	835	(681)	(2,931)
Early termination liability (“ETL”)	(143)	(275)	—
Adjusted EBITDA, net of ETL	$692	$(956)	$(2,931)

	Nine months ended
	9/30/10	9/30/09
Net income (loss)	$(36,625)	$25,660
Adjustments:
Depreciation and amortization	20,845	21,040
Stock-based compensation	3,134	3,554
Exchange Offer and redemption of debt expenses	—	254
Interest income	(75)	(259)
Interest expense	10,248	37,455
Gain on early extinguishment of debt, net	—	(98,248)
Impairment of long-lived assets and other charges and credits	1,134	531
Income tax provision (benefit)	223	(1,087)
Adjusted EBITDA	(1,116)	(11,100)
Early termination liability (“ETL”)	(1,005)	—
Adjusted EBITDA, net of ETL	$(2,121)	$(11,100)

FIBERTOWER CORPORATION

Reconciliation of Revenue Adjusted for ETL

(In thousands)

	Three months ended
	9/30/10	6/30/10	9/30/09
Service revenues	$19,443	$18,388	$16,213
Early termination liability (“ETL”)	(143)	(275)	—
Service revenues, net of ETL	$19,300	$18,113	$16,213

	Nine months ended
	9/30/10	9/30/09
Service revenues	$55,654	$46,511
Early termination liability (“ETL”)	(1,005)	—
Service revenues, net of ETL	$54,649	$46,511